UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): May 21, 2015

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Nevada	0-21617	23-2577138
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

621 N. Shady Retreat Road
Doylestown, PA		18901
(Address of principal executive offices)		(Zip Code)

Company's telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 21, 2015, ProPhase Labs, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (the “Notice”) notifying the Company that it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the NASDAQ Global Market. NASDAQ Global Market Listing Rule 5450(b)(1)(A) requires listed companies to maintain a minimum of $10,000,000 in stockholders’ equity. As disclosed in the Company’s most recently filed Form 10-Q, filed on May 13, 2015, the Company’s stockholders’ equity as of March 31, 2015 did not meet this requirement. The Company reported that as of March 31, 2015 its stockholders’ equity was $9,370,000.

The Notice does not result in the immediate delisting of the Company’s common stock from the NASDAQ Global Market. Rather, in accordance with NASDAQ Listing Rules, the Company has 45 calendar days from the date of the Notice to submit to NASDAQ a plan to regain compliance with this continued listing requirement. If the Company submits a plan, NASDAQ will decide whether to accept such plan, considering criteria such as the likelihood that the plan will result in compliance, the Company’s past compliance history, the reasons for the Company’s current non-compliance, other corporate events that may occur within the review period, the Company’s overall financial condition, and the Company’s public disclosures. If the plan is accepted, NASDAQ may grant an extension of up to 180 calendar days from the date of the Notice for the Company to provide evidence of compliance.

If NASDAQ does not accept the Company’s plan, or the Company elects not to submit a plan, the Company may apply to transfer the listing of its common stock to the NASDAQ Capital Market (which has a lower stockholders’ equity requirement for continued listing) if it satisfies all of the criteria for initial listing on the NASDAQ Capital Market. If the Company does not transfer its common stock to the NASDAQ Capital Market, NASDAQ will notify the Company that its common stock is subject to delisting. At that time, the Company may appeal the delisting determination to a NASDAQ Hearings Panel.

The Company presently intends to submit a plan to NASDAQ to regain compliance with the NASDAQ Listing Rules which may include, among other options, seeking additional funding through the issuance of equity securities that would result in dilution of current stockholders’ ownership in the Company. There can be no assurance NASDAQ will accept the Company’s plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Robert V. Cuddihy, Jr.
Robert V. Cuddihy, Jr.
Chief Operating Officer and Chief Financial Officer

Date: May 27, 2015